NEWS RELEASE

Contacts: Kodiak Gas Services, Inc. Graham Sones, VP – Investor Relations ir@kodiakgas.com

Kodiak Gas Services Reports Fourth Quarter and Full Year 2024 Results; Provides Full Year 2025 Guidance
The Woodlands, Texas — March 5, 2025 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”), a leading provider of critical energy infrastructure and contract compression services, today reported financial and operating results for the fourth quarter and full year ended December 31, 2024 and also provided full year 2025 guidance.
Net income attributable to common shareholders for the fourth quarter and full year ended December 31, 2024 was $19.1 million and $49.9 million, respectively, compared to a net loss of $6.9 million and net income of $20.1 million for the fourth quarter and full year ended December 31, 2023, respectively.
Fourth Quarter 2024 Highlights
•Contract Services segment adjusted gross margin percentage(1) increased sequentially to 66.7%
•Fleet utilization increased sequentially to 97%
•Divested approximately 33,000 horsepower of non-core compression assets and exited operations in South America
•Announced and executed on $15 million of a $50 million share repurchase program
Fiscal Year 2024 Highlights
•Adjusted EBITDA(1) was $609.6 million in 2024 compared to $438.1 million in 2023
•Repurchased 1.4 million shares of common stock at a weighted average per share price of $27.88
•Deployed approximately 162,000 horsepower of new large horsepower compression units, primarily in the Permian Basin
•Divested approximately 129,000 horsepower of non-core compression assets and exited operations in four countries
2025 Outlook Highlights
•Provided full year 2025 capital spending outlook and financial guidance ranges
•2025 Adjusted EBITDA expected to be in the range of $685 million to $725 million
•Growth capital expenditures expected to be in the range of $240 million to $280 million
CEO Commentary
“Kodiak had a transformative year, completing the CSI acquisition which allowed us to build upon our industry-leading position in the Permian Basin and set new financial records," stated Mickey McKee, Kodiak’s founder and Chief Executive Officer. “While maintaining capital discipline and deleveraging, we increased our contract compression fleet by roughly 1 million horsepower and actively high-graded our asset base, allowing us to set new records in revenue, adjusted EBITDA and free cash flow. We realized improvements in margins as well, with our Contract Services segment delivering a record adjusted gross margin percentage in the fourth quarter. Additionally, we enhanced our shareholder return program through increased dividends and $40 million in share
(1) Adjusted gross margin percentage and adjusted EBITDA are non-GAAP financial measures. Definitions and reconciliations to the most comparable GAAP financial measures are included herein.

repurchases, returning a total of $179 million to shareholders in 2024. Kodiak’s record-setting year would not have been possible without the tireless efforts of our dedicated employees that are focused on providing our customers with unequaled service quality.
"Kodiak's outlook has never been stronger. The work we completed last year to streamline our operations and maintain our focus on oil-driven basins prepared us for future success. Customer demand for large horsepower compression infrastructure continues to be strong, particularly in the Permian Basin, where approximately 70% of our horsepower is deployed. Our fleet is approaching full utilization, and we expect this to continue given the robust multi-year demand outlook for natural gas to supply the coming wave of LNG export projects and to meet the rapidly increasing demand for natural gas-fired electricity. In closing, we remain committed to having the safest and most sustainable contract compression fleet in the industry and delivering the high quality of service and industry-leading mechanical availability that our customers have come to expect.”
Segment Information - Full Year 2024
Contract Services segment revenues were $1.0 billion in the year ended December 31, 2024, a 40.6% increase compared to $735.6 million in the year ended December 31, 2023. Contract Services segment gross margin was $418.9 million in the year ended December 31, 2024, a 41.7% increase compared to $295.6 million in the year ended December 31, 2023. Contract Services segment adjusted gross margin was $679.2 million in the year ended December 31, 2024, a 41.9% increase compared to $478.5 million in the year ended December 31, 2023.
Other Services segment revenues were $125.1 million in the year ended December 31, 2024 compared to $114.8 million in the year ended December 31, 2023. Other Services segment gross margin and adjusted gross margin were each $21.8 million in the year ended December 31, 2024, up from $21.0 million in the year ended December 31, 2023.
Long-Term Debt and Liquidity
Total debt outstanding was $2.6 billion as of December 31, 2024, comprised primarily of borrowings on the ABL Facility and senior notes due 2029. At December 31, 2024, the Company had $322.5 million available on its ABL Facility and Kodiak's credit agreement leverage ratio was 3.9x.

Summary Financial Data
(in thousands, except percentages)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total revenues	$309,519	$324,647	$225,980	$1,159,311	$850,381
Net income (loss) attributable to common shareholders	$19,083	$(5,648)	$(6,874)	$49,895	$20,066
Adjusted EBITDA(1)	$169,072	$168,374	$113,878	$609,550	$438,148
Adjusted EBITDA percentage(1)	54.6%	51.9%	50.4%	52.6%	51.5%

Contract Services:
Revenue	$280,211	$284,313	$189,616	$1,034,173	$735,605
Adjusted gross margin(1)	$187,027	$187,696	$125,781	$679,157	$478,513
Adjusted gross margin percentage(1)	66.7%	66.0%	66.3%	65.7%	65.1%

Other Services:
Revenue	$29,308	$40,334	$36,364	$125,138	$114,776
Adjusted gross margin(1)	$4,242	$7,660	$8,492	$21,778	$20,997
Adjusted gross margin percentage(1)	14.5%	19.0%	23.4%	17.4%	18.3%

Maintenance capital expenditures	$14,858	$21,553	$8,934	$66,200	$36,990
Growth capital expenditures	$71,086	$65,115	$60,472	$285,992	$184,487

Discretionary cash flow(1)	$107,690	$103,049	$70,527	$373,281	$248,149
Free cash flow(1)	$56,657	$52,500	$10,449	$122,319	$65,111

(1)
Adjusted EBITDA, adjusted EBITDA percentage, adjusted gross margin, adjusted gross margin percentage, discretionary cash flow, and free cash flow are non-GAAP financial measures. For definitions and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.

Summary Operating Data
(as of the dates indicated)

	December 31, 2024	September 30, 2024	December 31, 2023
Fleet horsepower(1)	4,402,747	4,417,687	3,261,661
Revenue-generating horsepower(2)	4,250,499	4,259,843	3,258,951
Fleet compression units	5,069	5,297	3,078
Revenue-generating compression units	4,592	4,757	3,062
Revenue-generating horsepower per revenue-generating compression unit(3)	926	895	1,064
Fleet utilization(4)	96.5%	96.4%	99.9%

(1)
Fleet horsepower includes (x) revenue-generating horsepower and (y) idle horsepower, which is comprised of compression units that do not have a signed contract or are not subject to a firm commitment from our customer and therefore are not currently generating revenue.

(2)
Revenue-generating horsepower includes compression units that are operating under contract and generating revenue and compression units which are available to be deployed and for which we have a signed contract or are subject to a firm commitment from our customer.

(3)	Calculated as (i) revenue-generating horsepower divided by (ii) revenue-generating compression units at period end.
(4)	Calculated as (i) revenue-generating horsepower divided by (ii) fleet horsepower.
Full-Year 2025 Guidance
Kodiak is providing guidance for the full year 2025. All amounts below are in thousands except percentages.

	Full-Year 2025 Guidance
	Low	High
Adjusted EBITDA(1)	$685,000	$725,000
Discretionary cash flow(1)(2)	$425,000	$450,000

Segment Information
Contract Services revenues	$1,150,000	$1,200,000
Contract Services adjusted gross margin percentage(1)	66.0%	68.0%
Other Services revenues	$160,000	$180,000
Other Services adjusted gross margin percentage(1)	14.0%	17.0%

Capital Expenditures
Growth capital expenditures	$240,000	$280,000
Maintenance capital expenditures	$75,000	$85,000

(1)
The Company is unable to reconcile projected adjusted EBITDA to projected net income (loss), projected discretionary cash flow to projected net cash provided by operating activities and projected adjusted gross margin percentage to projected gross margin percentage, the most comparable financial measures calculated in accordance with GAAP, respectively, without unreasonable efforts because components of the calculations are inherently unpredictable, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.

(2)	Discretionary cash flow guidance assumes no change to Secured Overnight Financing Rate futures
Conference Call
Kodiak will host a conference call on Thursday, March 6, 2025 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss financial and operating results for the quarter and year ended December 31, 2024. To listen to the call by phone, dial 877-407-4012 and ask for the Kodiak Gas Services call at least 10 minutes prior to the start time. To listen to the call via webcast, please visit the Investors tab of Kodiak’s website at www.kodiakgas.com.

About Kodiak Gas Services, Inc.
Kodiak is the largest contract compression service provider in the United States, serving as a critical link in the infrastructure that enables the safe and reliable production and transportation of natural gas and oil. Headquartered in The Woodlands, Texas, Kodiak provides contract compression and related services to oil and gas producers and midstream customers in high-volume gas gathering systems, processing facilities, multi-well gas lift applications and natural gas transmission systems.
Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income (loss) before interest expense; income tax expense; and depreciation and amortization; plus (i) loss on extinguishment of debt; (ii) loss (gain) on derivatives; (iii) equity compensation expense; (iv) severance expenses; (v) transaction expenses; (vi) loss (gain) on sale of assets; and (vii) impairment of compression equipment. Adjusted EBITDA percentage is defined as adjusted EBITDA divided by total revenues. Adjusted EBITDA and adjusted EBITDA percentage are used as supplemental financial measures by our management and external users of our financial statements, such as investors, commercial banks and other financial institutions, to assess: (i) the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the ability of our assets to generate cash sufficient to make debt payments and pay dividends; and (iv) our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure. We believe adjusted EBITDA and adjusted EBITDA percentage provide useful information because, when viewed with our GAAP results and the accompanying reconciliation, they provide a more complete understanding of our performance than GAAP results alone. We also believe that external users of our financial statements benefit from having access to the same financial measures that management uses in evaluating the results of our business. Reconciliations of adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and net cash provided by operating activities are presented below.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Adjusted gross margin percentage is defined as adjusted gross margin divided by total revenues. We believe adjusted gross margin and adjusted gross margin percentage are useful as supplemental measures to investors of our operating profitability. Reconciliations of adjusted gross margin to gross margin are presented below.
Discretionary cash flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) certain changes in operating assets and liabilities; and (iii) certain other expenses; plus (w) cash loss on extinguishment of debt; (x) severance expenses; and (y) transaction expenses. We believe discretionary cash flow is a useful liquidity and performance measure and supplemental financial measure for us in assessing our ability to pay cash dividends to our stockholders, make growth capital expenditures and assess our operating performance. Reconciliations of discretionary cash flow to net income (loss) and net cash provided by operating activities are presented below.
Free cash flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) certain changes in operating assets and liabilities; (iii) certain other expenses; and (iv) growth capital expenditures; plus (w) cash loss on extinguishment of debt; (x) severance expenses; (y) transaction expenses; and (z) proceeds from sale of assets. We believe free cash flow is a liquidity measure and useful supplemental financial measure for us in assessing our ability to pursue business opportunities and investments to grow our business and to service our debt. Reconciliations of free cash flow to net income (loss) and net cash provided by operating activities are presented below.

Cautionary Note Regarding Forward-Looking Statements
This news release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: (i) expected operating results, such as revenue growth and earnings, including upon the continued integration of CSI Compressco LP into our operations, and our ability to service our indebtedness; (ii) anticipated levels of capital expenditures and uses of capital; (iii) current or future volatility in the credit markets and future market conditions; (iv) potential or pending acquisition transactions or other strategic transactions, the timing thereof, the receipt of necessary approvals to close such acquisitions, our ability to finance such acquisitions, and our ability to achieve the intended operational, financial, and strategic benefits from any such transactions; (v) expected synergies and efficiencies to be achieved as a result of the acquisition of CSI Compressco LP (the “CSI Acquisition”); (vi) expectations regarding the leverage and dividend profile as a result of the CSI Acquisition, including the amount and timing of future dividend payments; (vii) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; (viii) production and capacity forecasts for the natural gas and oil industry; (ix) strategy for customer retention, growth, fleet maintenance, market position and financial results; (x) our interest rate hedges; and (xi) strategy for risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) a reduction in the demand for natural gas and oil; (ii) the loss of, or the deterioration of the financial condition of, any of our key customers; (iii) nonpayment and nonperformance by our customers, suppliers or vendors; (iv) competitive pressures that may cause us to lose market share; (v) the structure of our Contract Services contracts and the failure of our customers to continue to contract for services after expiration of the primary term; (vi) our ability to successfully integrate any acquired businesses, including CSI Compressco, and realize the expected benefits thereof; (vii) our ability to fund purchases of additional compression equipment; (viii) a deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine and the Israel-Hamas war, inflation, and slow economic growth in the United States; (ix) a downturn in the economic environment, as well as continued inflationary pressures; (x) international operations and related mobilization and demobilization of compression units, operational interruptions, delays, upgrades, refurbishment and repair of compression assets and any related delays and costs overruns or reduced payment of contracted rates; (xi) tax legislation and administrative initiatives or challenges to our tax positions; (xii) the loss of key management, operational personnel or qualified technical personnel; (xiii) our dependence on a limited number of suppliers; (xiv) the cost of compliance with existing and new governmental regulations, including climate change legislation, and associated uncertainty given the new administration as a result of the outcome of the 2024 election cycle; (xv) changes in trade policies and regulations, including the potential for increases or changes in duties, current and potentially new tariffs or quotas, including the new and rapidly evolving tariffs enacted in February 2025; (xvi) the cost of compliance with regulatory initiatives and stakeholder pressures, including environmental, social and governance scrutiny; (xvii) the inherent risks associated with our operations, such as equipment defects and malfunctions; (xviii) our reliance on third-party components for use in our IT systems; (xix) legal and reputational risks and expenses relating to the privacy, use and security of employee and client information; (xx) threats of cyber-attacks or terrorism; (xxi) agreements that govern our debt contain features that may limit our ability to operate our business and fund future growth and also increase our exposure to risk during adverse economic conditions; (xxii) volatility and/or elevated interest rates and associated central bank policy actions; (xxiii) our ability to access the capital and credit markets or borrow on affordable terms (or at all) to obtain additional capital that we may require; (xxiv) major natural disasters, severe weather events or other similar events that could disrupt operations; (xxv) unionization of our labor force, labor interruptions and new or amended labor regulations; (xxvi) renewal of insurance; (xxvii) the effectiveness of our disclosure controls and procedures; and (xxvii) such other factors as discussed throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended December 31, 2024, to be filed with the U.S. Securities and Exchange Commission.
Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

KODIAK GAS SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues:
Contract Services	$280,211	$284,313	$189,616	$1,034,173	$735,605
Other Services	29,308	40,334	36,364	125,138	114,776
Total revenues	309,519	324,647	225,980	1,159,311	850,381
Operating expenses:
Cost of operations (exclusive of depreciation and amortization shown below):
Contract Services	93,184	96,617	63,835	355,016	257,092
Other Services	25,066	32,674	27,872	103,360	93,779
Depreciation and amortization	70,413	73,452	46,455	260,272	182,869
Long-lived asset impairment	—	9,921	—	9,921	—
Selling, general and administrative	31,401	35,528	27,137	151,680	73,308
Loss (gain) on sale of assets	20,409	10,376	(56)	29,612	(777)
Total operating expenses	240,473	258,568	165,243	909,861	606,271
Income from operations	69,046	66,079	60,737	249,450	244,110
Other income (expenses):
Interest expense	(51,280)	(53,991)	(40,484)	(197,144)	(222,514)
Loss on extinguishment of debt	—	—	—	—	(6,757)
Loss (gain) on derivatives	17,790	(20,327)	(21,814)	24,017	20,266
Other (expense) income, net	(409)	(156)	(8)	(415)	31
Total other expenses, net	(33,899)	(74,474)	(62,306)	(173,542)	(208,974)
Income (loss) before income taxes	35,147	(8,395)	(1,569)	75,908	35,136
Income tax expense (benefit)	15,547	(2,184)	5,305	25,574	15,070
Net income (loss)	19,600	(6,211)	(6,874)	50,334	20,066
Less: Net income (loss) attributable to noncontrolling interests	517	(563)	—	439	—
Net income (loss) attributable to common shareholders	$19,083	$(5,648)	$(6,874)	$49,895	$20,066

Basic and diluted earnings per share
Basic net earnings per share	$0.21	$(0.07)	$0.09	$0.58	$0.29
Diluted net earnings per share	$0.21	$(0.07)	$0.09	$0.56	$0.29
Basic weighted average shares of common stock outstanding	87,011	84,292	77,400	83,094	68,059
Diluted weighted average shares of common stock outstanding	89,272	84,292	77,676	85,170	68,327

KODIAK GAS SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share data)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$4,750	$5,562
Accounts receivable, net of allowance of $12,629 and $8,050, respectively	253,637	113,192
Inventories, net	103,341	76,238
Fair value of derivative instruments	3,672	8,194
Contract assets	7,575	17,424
Prepaid expenses and other current assets	10,686	10,353
Total current assets	383,661	230,963
Property, plant and equipment, net	3,395,022	2,536,091
Operating lease right-of-use assets, net	53,754	33,716
Finance lease right-of-use assets, net	5,696	—
Goodwill	415,213	305,553
Identifiable intangible assets, net	162,747	122,888
Fair value of derivative instruments	17,544	14,256
Deferred tax assets	—	—
Other assets	1,486	639
Total assets	$4,435,123	$3,244,106
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$57,562	$49,842
Accrued liabilities	188,732	97,078
Contract liabilities	73,075	63,709
Total current liabilities	319,369	210,629
Long-term debt, net of unamortized debt issuance cost	2,581,909	1,791,460
Operating lease liabilities	49,748	34,468
Finance lease liabilities	3,514	—
Deferred tax liabilities	103,826	62,748
Other liabilities	3,150	2,148
Total liabilities	3,061,516	2,101,453
Commitments and contingencies
Stockholders’ equity:
Preferred stock, (50.0 million authorized, $0.01 par value) 0.8 million and zero shares issued and outstanding as of December 31, 2024 and 2023, respectively	9	—
Common stock, (750.0 million shares authorized, $0.01 par value) 89.2 million and 77.4 million issued and 87.8 million and 77.4 million outstanding as of December 31, 2024 and 2023, respectively	892	774
Additional paid-in capital	1,305,375	963,760
Treasury stock, at cost (1.4 million and zero shares held as of December 31, 2024 and 2023, respectively)	(40,000)	—
Noncontrolling interest	13,694	—
Retained earnings	93,637	178,119
Total stockholders’ equity	1,373,607	1,142,653
Total liabilities and stockholders’ equity	$4,435,123	$3,244,106

KODIAK GAS SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Year Ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income	$50,334	$20,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	260,272	182,869
Long-lived asset impairment	9,921	—
Equity compensation expense	17,658	5,914
Amortization of debt issuance costs	11,969	13,556
Non-cash lease expense	4,730	4,465
Provision for credit losses	4,664	7,101
Inventory reserve	559	500
Loss (gain) on sale of assets	29,612	(777)
Change in fair value of derivatives	1,234	42,890
Deferred tax provision	15,429	7,863
Loss on extinguishment of debt	—	4,359
Changes in operating assets and liabilities, exclusive of effects of business acquisition:
Accounts receivable	(102,887)	(22,742)
Inventories	(1,336)	(4,583)
Contract assets	9,849	(13,869)
Prepaid expenses and other current assets	4,434	(833)
Accounts payable	4,967	10,166
Accrued and other liabilities	(2,097)	2,781
Contract liabilities	9,366	6,600
Other assets	(691)	—
Net cash provided by operating activities	327,987	266,326
Cash flows from investing activities:
Net cash acquired in acquisition of CSI Compressco LP	9,458	—
Purchase of property, plant and equipment	(336,956)	(219,795)
Proceeds from sale of assets	35,030	1,449
Other	—	(75)
Net cash used in investing activities	(292,468)	(218,421)
Cash flows from financing activities:
Borrowings on debt instruments	2,642,370	1,020,102
Payments on debt instruments	(2,475,572)	(1,243,981)
Principal payments on other borrowings	(5,634)	—
Payment of debt issuance cost	(16,271)	(32,768)
Principal payments on finance leases	(2,421)	—
Proceeds from initial public offering, net of underwriter discounts	—	277,840
Offering costs	(1,162)	(10,039)
Loss on extinguishment of debt	—	(1,835)
Dividends paid to stockholders	(133,886)	(29,793)
Repurchase of common shares	(40,000)	—
Cash paid for shares withheld to cover taxes	(2,766)	—
Taxes withheld on issuance of stock-based awards and conversion of preferred shares	4,540	—
Distribution to parent	—	(42,300)
Distribution to noncontrolling interest	(5,529)	—
Net cash used in financing activities	(36,331)	(62,774)
Net decrease in cash and cash equivalents	(812)	(14,869)
Cash and cash equivalents - beginning of period	5,562	20,431
Cash and cash equivalents - end of period	$4,750	$5,562

KODIAK GAS SERVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, excluding percentages)
Net income to adjusted EBITDA

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss)	$19,600	$(6,211)	$(6,874)	$50,334	$20,066
Interest expense	51,280	53,991	40,484	197,144	222,514
Income tax expense (benefit)	15,547	(2,184)	5,305	25,574	15,070
Depreciation and amortization	70,413	73,452	46,455	260,272	182,869
Long-lived asset impairment	—	9,921	—	9,921	—
Loss on extinguishment of debt	—	—	—	—	6,757
Loss (gain) on derivatives	(17,790)	20,327	21,814	(24,017)	(20,266)
Equity compensation expense	5,594	3,905	2,462	17,658	5,914
Severance expense(1)	(712)	2,243	—	10,500	—
Transaction expenses(2)	4,731	2,554	4,288	32,552	6,001
Loss (gain) on sale of assets	20,409	10,376	(56)	29,612	(777)
Adjusted EBITDA	$169,072	$168,374	$113,878	$609,550	$438,148

Net income percentage	6.3%	(1.9)%	(3.0)%	4.3%	2.4%
Adjusted EBITDA percentage	54.6%	51.9%	50.4%	52.6%	51.5%
For detailed footnote descriptions, refer to the annotations beneath the following table.
Net cash provided by operating activities to adjusted EBITDA

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$118,485	$36,878	$62,627	$327,987	$266,326
Interest expense	51,280	53,991	40,484	197,144	222,514
Income tax expense (benefit)	15,547	(2,184)	5,305	25,574	15,070
Deferred tax provision	(10,608)	2,283	(1,551)	(15,429)	(7,863)
Cash received on derivatives	(5,805)	(7,185)	(7,525)	(25,251)	(63,156)
Loss on extinguishment of debt	—	—	—	—	2,398
Severance expense(1)	(712)	2,243	—	10,500	—
Transaction expenses(2)	4,731	2,554	4,288	32,552	6,001
Other(3)	(5,578)	(4,685)	(8,808)	(21,922)	(25,622)
Change in operating assets and liabilities	1,732	84,479	19,058	78,395	22,480
Adjusted EBITDA	$169,072	$168,374	$113,878	$609,550	$438,148

(1)	Represents severance expense related to the CSI acquisition for the year ended December 31, 2024. There were no such expenses for the year ended December 31, 2023.
(2)
Represents certain costs associated with non-recurring professional services and other costs, primarily related to the CSI Acquisition, during 2024. Amounts for the three months and full year ended December 31, 2023 includes certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.

(3)	Includes amortization of debt issuance costs, non-cash lease expense, provision for credit losses and inventory reserve.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN
(in thousands, excluding percentages)
Contract Services

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total revenues	$280,211	$284,313	$189,616	$1,034,173	$735,605
Cost of operations (exclusive of depreciation and amortization)	(93,184)	(96,617)	(63,835)	(355,016)	(257,092)
Depreciation and amortization	(70,413)	(73,452)	(46,455)	(260,272)	(182,869)
Gross margin	$116,614	$114,244	$79,326	$418,885	$295,644
Gross margin percentage	41.6%	40.2%	41.8%	40.5%	40.2%
Depreciation and amortization	70,413	73,452	46,455	260,272	182,869
Adjusted gross margin	$187,027	$187,696	$125,781	$679,157	$478,513
Adjusted gross margin percentage	66.7%	66.0%	66.3%	65.7%	65.1%
Other Services

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total revenues	$29,308	$40,334	$36,364	$125,138	$114,776
Cost of operations (exclusive of depreciation and amortization)	(25,066)	(32,674)	(27,872)	(103,360)	(93,779)
Depreciation and amortization	—	—	—	—	—
Gross margin	$4,242	$7,660	$8,492	$21,778	$20,997
Gross margin percentage	14.5%	19.0%	23.4%	17.4%	18.3%
Depreciation and amortization	—	—	—	—	—
Adjusted gross margin	$4,242	$7,660	$8,492	$21,778	$20,997
Adjusted gross margin percentage	14.5%	19.0%	23.4%	17.4%	18.3%

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$118,485	$36,878	$62,627	$327,987	$266,326
Maintenance capital expenditures	(14,858)	(21,553)	(8,934)	(66,200)	(36,990)
Loss on extinguishment of debt	—	—	—	—	2,398
Severance expense(1)	(712)	2,243	—	10,500	—
Transaction expenses(2)	4,731	2,554	4,288	32,552	6,001
Change in operating assets and liabilities	1,732	84,479	19,058	78,395	22,480
Other(3)	(1,688)	(1,552)	(6,512)	(9,953)	(12,066)
Discretionary cash flow	$107,690	$103,049	$70,527	$373,281	$248,149
Growth capital expenditures(4)(5)	(71,086)	(65,115)	(60,472)	(285,992)	(184,487)
Proceeds from sale of assets	20,053	14,566	394	35,030	1,449
Free cash flow	$56,657	$52,500	$10,449	$122,319	$65,111
For detailed footnote descriptions, refer to the annotations beneath the following table.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands)

	Three Months Ended			Year Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss)	$19,600	$(6,211)	$(6,874)	$50,334	$20,066
Depreciation and amortization	70,413	73,452	46,455	260,272	182,869
Long-lived asset impairment	—	9,921	—	9,921	—
Change in fair value of derivatives	(11,985)	27,512	29,339	1,234	42,890
Loss on extinguishment of debt	—	—	—	—	6,757
Deferred tax provision	10,608	(2,283)	1,551	15,429	7,863
Amortization of debt issuance costs	3,890	3,133	2,296	11,969	13,556
Equity compensation expense	5,594	3,905	2,462	17,658	5,914
Severance expense(1)	(712)	2,243	—	10,500	—
Transaction expenses(2)	4,731	2,554	4,288	32,552	6,001
Loss (gain) on sale of assets	20,409	10,376	(56)	29,612	(777)
Maintenance capital expenditures	(14,858)	(21,553)	(8,934)	(66,200)	(36,990)
Discretionary cash flow	$107,690	$103,049	$70,527	$373,281	$248,149
Growth capital expenditures(4)(5)	(71,086)	(65,115)	(60,472)	(285,992)	(184,487)
Proceeds from sale of assets	20,053	14,566	394	35,030	1,449
Free cash flow	$56,657	$52,500	$10,449	$122,319	$65,111

(1)	Represents severance expense related to the CSI acquisition for the year ended December 31, 2024. There were no such expenses for the year ended December 31, 2023.
(2)
Represents certain costs associated with non-recurring professional services and other costs, primarily related to the CSI Acquisition, during 2024. Amounts for the three months and full year ended December 31, 2023 includes certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.

(3)	Includes non-cash lease expense, provision for credit losses and inventory reserve.
(4)
For the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, growth capital expenditures includes an $11.1 million increase, a $0.3 million decrease, and a $4.8 million decrease in accrued capital expenditures, respectively. For the years ended December 31, 2024 and 2023, growth capital expenditures includes an $8.1 million increase, and a $1.7 million increase in accrued capital expenditures, respectively.

(5)
For the three months ended December 31, 2024, September 30, 2024 and December 31, 2023, growth capital expenditures include a non-cash increase in sales tax accrual on compression equipment purchases of $0.8 million, $1.7 million, and $0.1 million, respectively. For the years ended December 31, 2024 and 2023, growth capital expenditures include a non-cash increase in the sales tax accrual on compression equipment purchases of $22.0 million, and $1.0 million, respectively. These accrual amounts are estimated based on the best-known information as it relates to open audit periods with the state of Texas.